Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints PAUL A. ROSENBAUM and MARK L. THOENES, and either of them, his or her true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by Rentrak Corporation, an Oregon corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering $2,000,000 in principal amount of deferred compensation obligations which may be issued pursuant to the Rentrak Corporation Executive Nonqualified Excess Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he or she could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 21st day of August, 2008.

Signature	Title
/s/ Paul A. Rosenbaum	Chairman and Chief Executive Officer
Paul A. Rosenbaum	and Director (Principal Executive Officer)
/s/ Mark L. Thoenes	Executive Vice President and Chief Financial
Mark L. Thoenes	Officer (Principal Financial and Accounting Officer)
/s/ Judith G. Allen	Director
Judith G. Allen
/s/ Thomas D. Allen	Director
Thomas D. Allen
/s/ Cecil D. Andrus	Director
Cecil D. Andrus
/s/ George H. Kuper	Director
George H. Kuper
/s/ Brent Rosenthal	Director
Brent Rosenthal
/s/ Ralph R. Shaw	Director
Ralph R. Shaw